EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated September 27, 2004, except for the first paragraph of Note 10, for which the date is February 14, 2005, relating to the financial statements, which appears in Rural/Metro Corporation's Current Report on Form 8-K dated February 14, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
June 8, 2005